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                         CERTIFICATE OF INCORPORATION

                                      OF

                                   SCOOP, INC.


     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware"), hereby certifies that:

     FIRST:    The name of the corporation (hereinafter the "Corporation") is:

            Scoop, Inc.

     SECOND:    The address, including street, number, city and county, of the registered office of the Corporation in the State of Delaware is:

            THE CORPORATION TRUST COMPANY
            Corporation Trust Center
            1209 Orange Street
            Wilmington, New Castle County, Delaware 19801

      THIRD:     The nature of the business and the purposes to be conducted and promoted by the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH:    The Corporation shall have authority to issue 25,000,000
shares of stock, consisting of 20,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of Preferred Stock, par value $0.001 per share.

     FIFTH:     The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors is authorized to fix by resolution the designations, powers, preferences and relative, participating, optional or other special rights (including voting rights, if any, and conversion rights, if any), and qualifications, limitations or restrictions thereof, of any such series of Preferred Stock, and the number of shares constituting any such series, or all or any of them; and to increase or decrease the number of shares of any series subsequent to the issue of shares of that series, but not below the number of shares then outstanding. Except as otherwise provided (i) by law, (ii) by this Certificate of Incorporation as amended from time to time, or (iii) by resolutions of the Board of Directors fixing the powers and preferences of any class or series of shares as to which the Board of Directors has been expressly vested with authority to fix the powers and preferences, (a) the Common Stock shall possess the full voting power of the Corporation and (b) the number of authorized shares of any class or classes of stock may be increased or

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decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the stock of the Corporation entitled to vote.

     SIXTH:    The personal liability of the directors of the Corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of Section 102 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented.

     SEVENTH:   The name and the mailing address of the incorporator are as follows:

        Rita K. Pfetzing
        650 Town Center Drive, Suite 2000
        Costa Mesa, California 92626-1925

     EIGHTH:   The Corporation is to have perpetual existence.

     NINTH:    The Corporation shall, to the fullest extent permitted by
Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

     TENTH:    From time to time any of the provisions of this certificate of incorporation may be amended, altered or repealed, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted in the manner and at the time prescribed by said laws, and all rights at any time conferred upon the stockholders of the Corporation by this certificate of incorporation are granted subject to the provisions of this Article TENTH. In addition to the other powers expressly granted by statute, the Board of Directors shall have the power to adopt, repeal, alter, amend and rescind the Bylaws of the Corporation.

Signed on October 11, 1996


                                              /s/ RITA K. PFETZING
                                              -------------------------------
                                              Rita K. Pfetzing
                                              Incorporator

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